Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91558, 333-159340, 333-174577, 333-188989, 333-204208, 333-218537, 333-231704, 333-258583, 333-263754, 333-266689, 333-273809 and 333-281386) of Akamai Technologies, Inc. of our report dated February 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2025